Exhibit 99.2

Sonos Announces $100 Million Stock Repurchase Program

and Completion of Previous Stock Repurchase Program

Santa Barbara, CA - November 16, 2022 -- Sonos, Inc. (Nasdaq: SONO) today announced that its Board of Directors has authorized a common stock repurchase program of up to $100 million.

Since September 2019, the company has completed $250 million in stock repurchases, including its most recent $150 million stock repurchase program which it completed in the fourth quarter of fiscal 2022. Under its most recently completed authorization, the company repurchased approximately 6.6 million shares at an average price of $22.80 per share, enabling the company to return capital to shareholders and offset dilution from compensation plans.

Under the repurchase program, Sonos may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other techniques such as accelerated share repurchases. The timing and number of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program has no time limit, does not obligate Sonos to acquire a specified number of shares and may be modified, suspended or discontinued at any time at the company’s discretion.

Repurchases under this program will be funded from the company’s existing cash and cash equivalents or future cash flow.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements regarding repurchases of our common stock under the stock repurchase program and our long-term financial and growth potential, among others. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: the duration and impact of the COVID-19 pandemic and related mitigation efforts on our industry and our supply chain; supply chain challenges, including shipping and logistics challenges, component supply-related challenges and inflationary pressures; our ability to effectively manage inventory levels, particularly during periods of fluctuating component availability; the impact of global economic, market and political events, including the continuing conflict between Russia and Ukraine, foreign currency exchange fluctuations and inflation; changes in consumer income and overall consumer spending as a result of economic or political uncertainty; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to meet product demand and manage any product availability delays; or other risks as set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2022 and in our other filings with the Securities and Exchange Commission (the “SEC”), copies of which are available at the SEC’s website located at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this news release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

James Baglanis

IR@sonos.com

Press Contact

Tom Lodge

PR@sonos.com

Source: Sonos